SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


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Check  the  appropriate  box:
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                            The Female Health Company
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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                            THE FEMALE HEALTH COMPANY
                            875 North Michigan Avenue
                                   Suite 3660
                             Chicago, Illinois 60611

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 5, 2000

     To  the  Shareholders  of  The  Female  Health  Company:

     Notice is hereby given that the Annual Meeting of the Shareholders of The Female Health Company (the "Company" or "FHC") will be held at the Westin Hotel, Consort Room, 16th Floor, 909 North Michigan Avenue, Chicago, Illinois 60611, on Friday, May 5, 2000 at 2:00 p.m., local time, for the following purposes:

     1. To amend the Company's Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock authorized from 22,000,000 to 27,000,000. Details of the proposed increase in authorized shares of Common Stock are set forth in the accompanying Proxy Statement which you are urged to read carefully.

     2. To elect seven members to the Board of Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2001 Annual Meeting.

     3. To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company's independent public accountants for the fiscal year ending September 30, 2000.

     4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Shareholders of record at the close of business on March 14, 2000 are entitled to vote at the Annual Meeting. All shareholders are cordially invited to attend the Annual Meeting in person. Shareholders who are unable to be present in person are requested to execute and return promptly the enclosed proxy, which is solicited by the Board of Directors of the Company.

                                     By  Order  of  the  Board  of  Directors,


                                     William  R.  Gargiulo,  Jr.
                                     Secretary

Chicago,  Illinois
March  31,  2000

                            THE FEMALE HEALTH COMPANY
                            875 North Michigan Avenue
                                   Suite 3660
                             Chicago, Illinois 60611

                                 PROXY STATEMENT
                               FOR THE 2000 ANNUAL
                             MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Female Health Company (the "Company") to be voted at the Annual Meeting of Shareholders to be held at the Westin
Hotel, Consort Room, 16th Floor, 909 North Michigan Avenue, Chicago, Illinois 60611, at 2 p.m. local time on Friday, May 5, 2000, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing to shareholders of this Proxy Statement and accompanying form of proxy will take place on or about March 31, 2000.

                               GENERAL INFORMATION

     The Board of Directors knows of no business which will be presented to the Annual Meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted FOR:
(a) the amendment of the Company's Amended and Restated Articles of Incorporation; (b) the election of the directors listed in the enclosed proxy; and (c) ratification of McGladrey & Pullen, LLP as the Company's independent auditors.

     Only holders of the common stock of the Company (the "Common Stock") and holders of the Class A Convertible Preferred Stock-Series 1 (the "Series 1 Preferred Stock") whose names appear of record on the books of the Company at the close of business on March 14, 2000 are entitled to vote at the Annual Meeting. On that date, there were 12,479,368 shares of Common Stock, and 660,000 shares of Series 1 Preferred Stock outstanding. Each share of Common Stock and Series 1 Preferred Stock is entitled to one vote on each matter to be presented at the Annual Meeting. A majority of the votes entitled to be cast with respect to each matter submitted to the shareholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter.

     Under Wisconsin law, directors are elected by plurality, meaning that the seven individuals receiving the largest number of votes are elected as directors, and the ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares represented, in person or by proxy, at the Annual Meeting. In addition, under Wisconsin law, an amendment to the Company's Amended and Restated Articles of Incorporation must be approved by the affirmative vote of holders of two-thirds of the shares "entitled" to vote on the proposal. Abstentions and broker nonvotes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instruction from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owners) will count toward the quorum requirement but will not count toward the determination of whether directors are elected. However, because the amendment to the Company's Amended and Restated Articles of Incorporation must be approved by the affirmative vote of holders of two-thirds of the Company's outstanding Common Stock and Series 1 Preferred
Stock, voting together, abstentions and broker nonvotes will act as a vote against the proposed amendment.

      AMENDMENT OF COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                    (ITEM 1)

     The Company's Amended and Restated Articles of Incorporation authorize the issuance 27,015,000 shares consisting of: (a) 22,000,000 shares designated as "Common Stock" with a par value of $.01 per share; (b) 5,000,000 shares designated as "Class A Preferred Stock" with a par value of $.01 per share; and
(c) 15,000 shares designated as "Class B Preferred Stock" with a par value of $.50 per share.

     As of March 14, 2000 the Company had 12,479,368 shares of Common Stock, and 660,000 shares of Series 1 Preferred Stock outstanding. In addition, as of March 14, 2000 the Company has reserved 9,194,133 shares of Common Stock for the purposes of covering Company stock option plans, warrants outstanding, conversion of Series 1 Preferred Stock, employee restricted stock incentive program, conversion of convertible debentures, and contingent obligations relating to an outstanding note payable. After giving effect to the reserved Common Stock, the Company has 326,499 unreserved and unissued shares of Common Stock for general corporate purposes.

     The female condom will be launched in Japan in April 2000. The Company is considering making shares available to Japanese investors subsequent to the launch. In order to have sufficient shares of Common Stock available for possible issuance to Japanese investors and for financing and other general corporate purposes (including, if management deems it advisable, under the Company's previously disclosed Equity Line Agreement with Kingsbridge Capital
Limited), the Board of Directors of the Company recommends increasing the authorized shares of Common Stock to 27,000,000 shares, and increasing total shares authorized to 32,015,000 shares. At present, the Company has no stock issuances currently planned other than those which may be made in connection with the Equity Line Agreement.

EQUITY  LINE  AGREEMENT

     Effective November 19, 1998, the Company entered into a private Equity Line of Credit Agreement (the "Equity Line Agreement") with Kingsbridge Capital Limited, a private investor (the "Selling Stockholder"). Under the Equity Line Agreement, the Company has the right, from time to time, at its sole discretion, and subject to certain conditions set forth in the Equity Line Agreement, to sell shares to the Selling Stockholder for cash consideration up to an aggregate of $6 million at a price equal to: (a) 88% of the then current average market price of a share of the Company's Common Stock, as determined under the Equity Line Agreement, if such average market price is at least $2.00; or (b) 82% of such average market price if the average market price is less than $2.00.

     As of the date of this Proxy Statement, the Company has completed three sales to the Selling Stockholder under the Equity Line Agreement of a total of 482,964 shares of Common Stock for combined cash proceeds of $485,000. The last of these sales occurred on April 10, 1999. The Selling Stockholder subsequently resold all of these shares. Each sale was made while the trading price of the Common Stock was below $2.00 per share and, accordingly, the Common Stock was sold at the 18% discount. Under the Equity Line Agreement, the lowest price at which the Company can sell shares of Common Stock effectively is $0.82 per share. If all remaining shares under the Equity Line Agreement are sold at that price, the Company may sell a maximum of approximately 6,725,610 additional shares of Common Stock, or approximately 35% of the shares of Common Stock outstanding as of March 14, 2000. However, one of the conditions to the Company's right to sell under the Equity Line Agreement is that no sale may cause the Selling Stockholder's ownership of the Common Stock to exceed 9.9% of the outstanding shares of Common Stock at the time of the sale. Further, the Company can make no assurance that it will complete any more sales under the Equity Line Agreement or that it will be able to satisfy the conditions required to sell Common Stock under the Equity Line Agreement at any time when such sales are desired or needed.

CERTAIN  EFFECTS  OF  THE  PROPOSED  AMENDMENT

     If the proposed amendment to the Company's Amended and Restated Articles of Incorporation is approved and effected, future issuances of shares of Common Stock may not require the approval of the Company's shareholders. As a result, the Board of Directors could issue shares of Common Stock in a manner that might have the effect of discouraging or making it more difficult for a third party to acquire control of the Company through a tender offer or proxy solicitation or to effect a merger or other business combination that is not favored by the Board of Directors. In addition, issuances of shares of Common Stock may increase the number of shares of Common Stock that may become available for sale in the public market and could adversely affect the price of the Common Stock in the public market. The issuance of additional shares of Common Stock could also adversely affect the voting power of the existing shareholders, including the loss of voting control to others. Holders of Common Stock do not have preemptive rights or other rights to subscribe for additional shares in the event that the Board of Directors determines to issue additional shares of Common Stock in the future.

NO  DISSENTER'S  RIGHTS

     Under Wisconsin law, shareholders are not entitled to dissenters' rights with respect to the proposed amendment to the Company's Amended and Restated Articles of Incorporation.

RECOMMENDATION  OF  THE  BOARD  OF  DIRECTORS

     The Board of Directors recommends that the shareholders vote FOR the proposed amendment to the Company's Amended and Restated Articles of Incorporation. All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted FOR the proposal unless a vote against or an abstention with respect to such proposal is specifically indicated. If the proposal is adopted by the requisite vote of shareholders, the Board of Directors will promptly cause Articles of Amendment to be filed with the Department of Financial Institutions of the State of Wisconsin. The Articles of Amendment will become effective upon such filing.

                              ELECTION OF DIRECTORS
                                    (Item 2)

     Pursuant to the authority contained in the Amended and Restated By-Laws of the Company, the Board of Directors has established the number of directors at seven. The Board of Directors has nominated William R. Gargiulo, Jr., Mary Ann Leeper, Ph.D., O.B. Parrish, Stephen M. Dearholt, David R. Bethune, Michael R. Walton and James R. Kerber for election as directors, all to serve until the 2001 Annual Meeting of Shareholders.

     As indicated below, all persons nominated by the Board of Directors are incumbent directors. The Company anticipates that all of the nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Company (except where a proxy withholds authority with respect to the election of directors).

                       NOMINEES FOR ELECTION AS DIRECTORS

O.B.  PARRISH
Age:  66;  Elected  Director:  1987;  Present  Term  Ends:  2000  Annual Meeting

     Mr. Parrish has served as Chief Executive Officer of the Company since 1994 and as the Chairman of the Board since 1987. Mr. Parrish also served as the Company's Acting Chief Financial Officer and Accounting Officer from February 1996 to March 1999. Mr. Parrish is a shareholder and has also served as the President and as a director of Phoenix Health Care of Illinois, Inc. ("Phoenix of Illinois") since 1987. Phoenix of Illinois is the owner of 295,000 shares of the Company's outstanding Common Stock. Mr. Parrish also was Co-Chairman and a director of Inhalon Pharmaceuticals, Inc. until its sale to Medeva PLC, and is Chairman and a director of ViatiCare Financial

Services, LLC, a financial services company, and he is Chairman and a director of MIICRO Inc., a neuroimaging company, and a director of Amerimmune Pharmaceuticals, Inc. Mr. Parrish is also a Trustee of Lawrence University. From 1977 until 1986, Mr. Parrish was President of the Global Pharmaceutical Group of G.D. Searle & Co., a pharmaceutical/consumer products company. From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operations of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer's International Division.

MARY  ANN  LEEPER,  PH.D.
Age:  59;  Elected  Director:  1987;  Present  Term  Ends:  2000  Annual Meeting

     Dr. Leeper has served as the President and Chief Operating Officer of the Company since 1996 and as President and Chief Executive Officer of The Female Health Company division from May 1994 until January 1996 (when the division was consolidated with the Company). Dr. Leeper also served as Senior Vice President
- Development of the Company from 1989 until January 1996. Dr. Leeper is a shareholder and has served as a Vice President and director of Phoenix of Illinois since 1987. From 1981 until 1986, Dr. Leeper was Vice President - Market Development of the Pharmaceutical Group of G.D. Searle & Co. As Vice President - Market Development of Searle, Dr. Leeper was responsible for worldwide licensing and acquisition, marketing and market research. In earlier positions, she was responsible for preparation of new drug applications and was a liaison with the FDA. Dr. Leeper currently serves on the Board of Directors of the Temple University School of Pharmacy and on the Board of Directors of the Northwestern University School of Music. She is on the Board of CEDPA, an international not-for-profit organization working on women's issues in the developing world. Dr. Leeper is also a director of Influx, Inc., a pharmaceutical research company.

WILLIAM  R.  GARGIULO,  JR.
Age:  71;  Elected  Director:  1987;  Present  Terms  Ends:  2000 Annual Meeting

     William R. Gargiulo, Jr. has served as Secretary of the Company from 1996 to present, as Vice President from 1996 to September 30, 1998, as Assistant Secretary of the Company from 1989 to 1996, as Vice President - International of The Female Health Company Division from 1994 until January 1996 (when the division was consolidated with the Company), as Chief Operating Officer of the Company from 1989 to 1994, and as General Manager of the Company from 1988 to 1994. Mr. Gargiulo is a Trustee of a trust which is a shareholder of Phoenix of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice President of the Pharmaceutical Group of G.D. Searle & Co., in charge of its European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle's Latin American operations.

STEPHEN  M.  DEARHOLT
Age:  53;  Elected  Director:  1996;  Present  Term  Ends:  2000  Annual Meeting

     Mr. Dearholt is co-founder of and has been a partner in Response Marketing, one of the largest privately owned life insurance marketing organizations in the United States, since 1972. He has over 23 years of experience in direct response advertising and database marketing of niche products. Since 1985 Mr. Dearholt has been a 50% owner of R.T. of Milwaukee, a private investment holding company which operates a stock brokerage business in Milwaukee, Wisconsin. In late 1995, Mr. Dearholt arranged, on very short notice, a $1 million bridge loan which assisted the Company in its purchase of Chartex. Mr. Dearholt is also very active in the nonprofit sector. He is currently on the Board of Directors of Children's Hospital Foundation of Wisconsin, an honorary board member of the Zoological Society of Milwaukee, and the national Advisory Council of the Hazelden Foundation. He is a past board member of Planned Parenthood Association of Wisconsin, and past Chairman of the Board of the New Day Club, Inc.

DAVID  R.  BETHUNE
Age:  59;  Elected  Director:  1996;  Present  Term  Ends:  2000  Annual Meeting

     Mr. Bethune has been Chairman and Chief Executive Officer of Atrix Laboratories since 1999. From 1997 to 1998, Mr. Bethune held the position of President and Chief Operating Officer of the IVAX Corporation. From 1996 to 1997, Mr. Bethune was a consultant to the pharmaceutical industry. From 1995 to 1996, Mr. Bethune was President and Chief Executive Officer of Aesgen, Inc. a generic pharmaceutical company. From 1992 to 1995, Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the sale of the company to American Home Products. He had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics, as well as medical research. Mr. Bethune is on the Board of Directors of the Southern Research Institute, Atrix Pharmaceuticals and the American Foundation for Pharmaceutical Education, Partnership for Prevention. He is a founding trustee of the American Cancer Society Foundation and an associate member of the National Wholesale Druggists' Association and the National Association of Chain Drug Stores. He is the founding chairman of the Corporate Council of the Children's Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.

MICHAEL  R.  WALTON
Age:  62;  Elected  Director:  1999;  Present  Term  Ends:  2000  Annual Meeting

     Mr. Walton is President and owner of Sheboygan County Broadcasting Co., Inc., a company he founded in 1972. In addition to its financial assets, Sheboygan County Broadcasting Co. currently owns four radio stations. The company has focused on start-up situations, and growing value in underperforming, and undervalued business situations. It has purchased and sold properties in Wisconsin, Illinois and Michigan. Prior to 1972, Mr. Walton was Owner and President of Walton Co., an advertising representative firm which he founded in New York City. He has held sales and management positions with Forbes Magazine, The Chicago Sun Times, and Gorman Publishing Co., a trade magazine publisher specializing in new magazines, which was subsequently sold to a large international publishing concern. Mr. Walton has served on the Board of the American Red Cross, The Salvation Army and the Chamber of Commerce.

JAMES  R.  KERBER
Age:  67;  Elected  Director:  1999;  Present  Term  Ends:  2000  Annual Meeting

     Mr. Kerber has been a business consultant to the insurance industry since January 1996. He has over 40 years of experience in operating insurance companies, predominantly those associated with life and health. From October 1994 until January 1996, he was Chairman, President, Chief Executive Officer and director of the 22 life and health insurance companies which comprise the ICH Group. In 1990, Mr. Kerber was founding partner in the Life Partners Group where he was Senior Executive Vice President and a director. Prior to that, he was involved with operating and consolidating over 200 life and health companies for ICH Corporation, HCA Corporation and US Life Corporation.

     The  Board of Directors recommends that shareholders vote FOR all nominees.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                                    (Item 3)

     The Board of Directors has appointed McGladrey & Pullen, LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 30, 2000. The Board proposes that the shareholders ratify this appointment. McGladrey & Pullen, LLP audited the Company's financial statements for the fiscal year ended September 30, 1999. The Company expects that representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     In the event that ratification of the appointment of McGladrey & Pullen, LLP as the independent public accountants for the Company is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

     A majority of the shares voted at the Annual Meeting is required to ratify the appointment of the independent public accountants.

     The Board of Directors recommends that shareholders vote FOR the ratification of McGladrey & Pullen, LLP as the independent public accountants for the Company.

DIRECTORS

     The Board of Directors currently consists of seven members: O.B. Parrish, William R. Gargiulo, Jr., Mary Ann Leeper, Ph.D., Stephen M. Dearholt, David R. Bethune, Michael R. Walton and James R. Kerber. At each annual meeting of shareholders, directors are elected for a term of one year to succeed those directors whose terms are expiring.

COMMITTEE  OF  THE  BOARD  OF  DIRECTORS  AND  MEETING  ATTENDANCE

     The Company has an Audit Committee. The Board's Audit Committee is comprised of Mr. Bethune, Mr. Dearholt and Mr. Kerber. The responsibilities of the Audit Committee, in addition to such other duties as may be specified by the Board of Directors, include the following: (a) recommendation to the Board of Directors of independent auditors for the Company; (b) review of the timing, scope and results of the independent auditors audit examination; (c) review of periodic comments and recommendations by the auditors and of the Company's response thereto; and (d) review of the scope and adequacy of internal accounting controls. The Audit Committee met two times during the fiscal year ended September 30, 1999.

     The Board of Directors held 20 meetings during the Company's fiscal year ended September 30, 1999. No incumbent director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board on which he/she served, if any.

DIRECTOR  COMPENSATION  AND  BENEFITS

     Directors who are officers of the Company do not receive compensation for serving in such capacity. Individual directors who are not officers of the Company receive $1,000 for attendance at each board meeting or meeting of a committee of which he or she is a member. In addition, each director who is not an employee of the Company receives an automatic grant of options to purchase 30,000 shares of the Company's Common Stock under the Company's Outside Director Stock Option Plan. This grant is made upon the director's initial appointment to the Board of Directors and the options vest in accordance with the vesting criteria set forth in the plan.

EXECUTIVE  OFFICERS

     The names of, and certain information regarding, executive officers of the Company who are not directors of the Company, are set forth below.


Name             Age  Position
Jack Weissman     52  Vice President - Sales
Michael Pope      42  Vice President, Director and General Manager - The Female Health
                      Company (UK) Plc.
Mitchell Warren   33  Vice President - International Affairs
Robert R. Zic     36  Director of Finance and Administration
---------------  ---  -----------------------------------------------------------------

JACK  WEISSMAN
Vice  President  -  Sales

     Mr. Weissman has served as Vice President-Sales since June 1995. From 1992 to 1994, Mr. Weissman was Vice President - Sales for Capitol Spouts, Inc., a manufacturer of pouring spouts for gable paper cartons. From the 1989 to 1992, he acted as General Manager - HTV Group, an investment group involved in the development of retail stores. Mr. Weissman joined Searle's Consumer Products Group in 1979 and held positions of increasing responsibility, including National Account and Military Sales Manager. From 1985 to 1989 he was Director
- Retail Business Development for The NutraSweet Company, a Searle subsidiary. Prior to Searle, Mr. Weissman worked in the consumer products field as account manager and territory manager for Norcliff Thayer and Whitehall Laboratories.

MICHAEL  POPE
Vice  President,  Director  and General Manager - The Female Health Company (UK)
Plc.

     Mr. Pope has served as Vice President of the Company since 1996 and as Director and General Manager of The Female Health Company (UK) Plc. (formerly Chartex International, Plc.) since the Company's acquisition of Chartex. Mr. Pope has also served as a Director of The Female Health Company, Ltd. (formerly Chartex Resources Limited) and The Female Health Company (UK) Plc. since 1995. From 1990 until 1996, Mr. Pope was Director of Technical Operations for Chartex with responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the FDA. Mr. Pope was also instrumental in developing and securing Chartex's relationship with its Japanese marketing partner. Prior to joining

Chartex, from 1986 to 1990 Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. During the period from 1982 to 1986, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.

MITCHELL  WARREN
Vice  President  -  International  Affairs.

     Mr. Warren has served as Vice President - International Affairs of the Company since February 2000 and as Director of International Affairs of the Company from January 1999 to February 2000. From 1993 to 1998, Mr. Warren was employed by Population Services International (PSI), an international social marketing and communications organization, first as Executive Director of PSI/South Africa and then of PSI/Europe. From 1989 to 1993, Mr. Warren was Program Director of Medical Education for South African Blacks.

ROBERT  R.  ZIC
Director  of  Finance  and  Administration

     Mr. Zic has served as the Company's Director of Finance and Administration since March 1999. From 1998 to 1999, Mr. Zic held the dual positions of Acting Controller and Acting Chief Financial Officer at Ladbroke's Pacific Racing Association. From 1995 to 1998, Mr. Zic served as the Chief Accounting Manager and Assistant Controller at Argonaut Insurance Company. In this capacity, he was responsible for the financial and accounting operations at Argonaut's ten divisions and the external and internal financial reporting of Argonaut and its four subsidiaries. From 1990 to 1994, Mr. Zic was the Assistant Controller of CalFarm Insurance Company, where he was responsible for the company's external financial reporting duties. Mr. Zic's career began in 1986 as an auditor with Arthur Andersen & Co.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for each of the last three fiscal years for the Company's Chief Executive Officer and the one highest-paid executive officer other than the Chief Executive Officer (the "named executive officers"), who served in such capacity as of September 30, 1999, as well as the total compensation paid to each individual during the Company's last three fiscal years. No other executive officers of the Company received salary and bonus of in excess of $100,000 during the fiscal year ended September 30, 1999.

                           SUMMARY COMPENSATION TABLE


                                      ANNUAL
                                   COMPENSATION   LONG-TERM COMPENSATION AWARDS

                                                RESTRICTED STOCK    SECURITIES
                             FISCAL                AWARDS (1)       UNDERLYING
NAME AND PRINCIPAL POSITION   YEAR    SALARY          ($)          OPTIONS/SARS
O.B. Parrish                   1999  $ 90,000                  -        200,000
Chairman and Chief             1998  $ 90,000  $       117,955(2)       204,000
Executive Officer . . . . .    1997  $ 90,000                  -      164,000(3)

Mary Ann Leeper, Ph.D.         1999  $225,000                  -        500,000
President and Chief            1998  $225,000  $        84,210(2)       290,000
Operating Officer . . . . .    1997  $225,000                  -      200,000(3)
---------------------------  ------  --------  ------------------  -------------

(1) Represents fair market value of restricted Common Stock on the date of grant based on the $2.88 closing price of the Company's Common Stock on such date.

(2) At September 30, 1998, the named executive officer owned 25,000 shares of restricted Common Stock, having a fair market value of $71,875 on such date, based on the closing price of the Company's Common Stock on such date, and a fair market value of $40,625 on September 30, 1999, based on the closing price of the Company's Common Stock on such date. For Mr. Parrish, also includes his pro rata portion of 25,000 shares of restricted stock granted to Phoenix of Illinois, based on his 64% ownership of such entity. For Dr. Leeper, also includes her pro rata portion of such restricted stock based on her approximately 16.7% ownership of such entity. All of these shares were granted on May 5, 1998 and vest in full on the first anniversary of the grant date. The owner is entitled to receive any dividends declared on these shares of restricted stock.


                                       12

(3) Includes 164,000 and 200,000 options for Mr. Parrish and Dr. Leeper, respectively, which were granted in 1995 and 1996 fiscal years but repriced in 1997.


OPTION  GRANTS  DURING  THE  YEAR  ENDED  SEPTEMBER  30,  1999

     The following table provides certain information regarding stock options granted to the named executive officers of the Company during the fiscal year ended September 30, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                             POTENTIAL REALIZABLE
                         NUMBER OF   % OF TOTAL                                VALUE AT ASSUMED
                        SECURITIES     OPTIONS                               ANNUAL RATES OF STOCK
                        UNDERLYING   GRANTED TO                             PRICE APPRECIATION FOR
                          OPTIONS    EMPLOYEE IN                                 OPTION TERM($)
                                                    EXERCISE    EXPIRATION  -----------------------
NAME                    GRANTED(#)   FISCAL YEAR  PRICE ($/SH)     DATE             5%         10%
----------------------  -----------  -----------  ------------  ----------  -------------   ----------
O.B. Parrish . . . . .  200,000 (1)         12.4          0.85     6/02/09        106,912   270,936
Mary Ann Leeper, Ph.D.  500,000 (1)         31.1          0.85     6/02/09        267,280   677,341
----------------------  -----------  -----------  ------------  ----------  -------------  --------

(1)     One-third  of  the  options  vest  on  the Company achieving sales of 13,000,000 units of the female condom  in  a  12 month period and having positive operating earnings.  One-third of the options vest on the
Company  achieving  sales  of 23,000,000 units of the female condom in a 12 month period and having positive operating  earnings.  One-third of the options vest if the average closing price of the Common Stock for any period  of  five  consecutive  trading  days  is  at  least  $5.00  per  share.


AGGREGATED  OPTION  VALUES  AT  SEPTEMBER  30,  1999

     The following table presents the value of unexercised options held by the named executive officers at September 30, 1999:

                           NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                       UNDERLYING UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS

                           AT SEPTEMBER 30, 1999       AT SEPTEMBER 30, 1999
                        ---------------------------  --------------------------
NAME                    EXERCISABLE / UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
----------------------  ---------------------------  --------------------------
O.B. Parrish . . . . .             88,000 / 376,000  $                    0 / 0
Mary Ann Leeper, Ph.D.             96,667 / 693,333  $                    0 / 0
----------------------  ---------------------------  --------------------------

EMPLOYMENT  AGREEMENTS

     The Company entered into an employment agreement with Dr. Leeper effective May 1, 1994. The original term of Dr. Leeper's employment extended to April 30, 1997 and after April 30, 1997 her employment term renews automatically for additional three-year terms unless notice of termination is given. The employment agreement has automatically renewed for a term ending on April 30, 2003. The Company may terminate the employment agreement at any time for cause. If Dr. Leeper is terminated without cause, the Company is obligated to continue to pay Dr. Leeper her base salary and any bonus to which she would otherwise have been entitled for a period equal to the longer of two years from date of termination or the remainder of the then applicable term of the employment agreement. In addition, the Company is obligated to continue Dr. Leeper's participation in any of its health, life insurance or disability plans in which Dr. Leeper participated prior to her termination of employment. Dr. Leeper's employment agreement provided for a base salary of $175,000 for the first year of her employment term, $195,000 for the second year of her employment term and $225,000 for the third year of her employment term, subject to the achievement of performance goals established by Dr. Leeper and the Board of Directors. If the employment agreement is renewed beyond the initial three-year term, it requires her base salary to be increased annually by the Board of Directors based upon her performance and any other factors that the Board of Directors considers appropriate. For fiscal 1998 and 1999, Dr. Leeper's base salary was $225,000 per year. The employment agreement also provides Dr. Leeper with various fringe benefits including an annual cash bonus of up to 100% of her base salary. The Board of Directors may award the cash bonus to Dr. Leeper in its discretion. To date, Dr. Leeper has not been awarded a cash bonus.

CHANGE  OF  CONTROL  AGREEMENTS

     In fiscal 1999, the Company entered into Change of Control Agreements with each of O.B. Parrish, the Company's Chairman and Chief Executive Officer, Mary Ann Leeper, the Company's President and Chief Operating Officer, and Michael Pope, the Company's Vice President. These agreements essentially act as springing employment agreements which provide that, upon a change of control, as defined in the agreement, the Company will continue to employ the executive for a period of three years in the same capacities and with the same compensation and benefits as the executive was receiving prior to the change of control, in each case as specified in the agreements. If the executive is terminated without cause or if he or she quits for good reason, in each case as defined in the agreements, after the change of control, the executive is generally entitled to receive a severance payment from the Company equal to the amount of compensation remaining to be paid to the executive under the agreement for the balance of the three-year term.

                               SECURITY OWNERSHIP

     The following table sets forth certain information as of February 15, 2000 with respect to (a) each person known to the Company to own beneficially more than 5% of the Company's Common Stock, (b) each named executive officer and each director of the Company and (c) all directors and executive officers as a group:



                            AMOUNT OF BENEFICIAL OWNERSHIP
                            ------------------------------

NAME OF BENEFICIAL OWNER                           SHARES    PERCENT
O.B. Parrish (1) . . . . . . . . . . . . . . . .    484,001      3.9%
William R. Gargiulo, Jr. (1) . . . . . . . . . .    351,668      2.9%
Mary Ann Leeper, Ph.D. (1) . . . . . . . . . . .    460,668      3.7%
Stephen M. Dearholt (2). . . . . . . . . . . . .  1,714,451     12.7%
David R. Bethune (3) . . . . . . . . . . . . . .     50,000        *
Michael R. Walton. . . . . . . . . . . . . . . .    527,810      4.3%
James R. Kerber. . . . . . . . . . . . . . . . .    343,710      2.8%
Gary Benson (4). . . . . . . . . . . . . . . . .  1,430,450     10.6%
All directors, nominees and executive officers,
as a group (eight persons) (1)(2)(5) . . . . . .  3,327,696     23.9%
------------------------------------------------  ---------  --------

*Less  than  1%

(1) Includes 294,501 shares owned by and 30,000 shares under option to Phoenix Health Care of Illinois, Inc. ("Phoenix of Illinois"). Messrs. Parrish and Gargiulo and Dr. Leeper may be deemed to share voting and dispositive power as to such shares since Mr. Gargiulo is a trustee of a trust which is a shareholder of, and Mr. Parrish and Dr. Leeper are officers, directors and shareholders of Phoenix of Illinois. For Dr. Leeper, also includes 38,900 shares owned by and 96,667 shares under option to her (which options are currently exercisable or exercisable within 60 days); for Mr. Parrish also includes 71,500 shares owned by and 88,000 shares under option to him (which options are currently exercisable or exercisable within 60 days); and for Mr. Gargiulo, also includes 500 shares held by a trust (of which Mr. Gargiulo is a trustee), 10,000 shares owned by and 16,667 shares under option to him which options are exercisable within 60 days.

(2) Includes 544,511 shares owned directly by Mr. Dearholt. Also includes 69,500 shares held by the Dearholt, Inc. Profit Sharing Plan; 9,680 shares held by the Response Marketing Money Purchase Plan; 153,129 shares of Common Stock held by trusts (of which Mr. Dearholt is a trustee) and 42,400 shares held by Mr. Dearholt's children living in his household. Also includes warrants to purchase 860,000 shares of Common Stock and options to purchase 30,000 shares.

                                       15


(3)     Represents  options  which  are  currently  exercisable.

(4) Includes warrants to purchase 1,250,000 shares of Common Stock. Mr. Benson's address is 2925 Dean Parkway, Minneapolis, Minnesota 55416

(5) Includes options to purchase 50,000 shares of Common Stock which are currently exercisable.

     The above beneficial ownership information is based on information furnished by the specified person and is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as required for purposes of this Proxy Statement. This information should not be construed as an admission of beneficial ownership for other purposes.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than ten percent shareholders are also required by SEC regulation to furnish the Company with copies of all reports filed pursuant to Section 16(a). To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.

                              CERTAIN TRANSACTIONS

     On February 18, 1999, the Company borrowed $50,000 from O.B. Parrish, the Company's Chairman and Chief Executive Officer. The borrowing was completed through the execution of a $50,000, one-year promissory note payable by the Company to Mr. Parrish and a Note Purchase and Warrant Agreement and Stock Issuance Agreement. Mr. Parrish was granted warrants to purchase 10,000 shares of Common Stock at an exercise price of $1.35 per share. The exercise price of the warrants equaled 80% of the average market price of the Common Stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 18, 2000, the Company and Mr. Parrish extended the due date of the note to February 18, 2001, and in connection with this extension, the Company issued to Mr. Parrish warrants to purchase 12,500 shares of Common Stock at an exercise price of $0.72 per share, which equaled 80% of the average market price of the Common Stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance. Under the Stock Issuance Agreement, if the Company fails to pay the $50,000 promissory note when due, it must issue 10,000 shares of Common Stock to Mr. Parrish. The issuance will not, however, alleviate the Company's liability under the note. The Company also granted Mr. Parrish securities registration rights for any common stock he receives from the Company under these warrants or the Stock Issuance Agreement.

     On February 12, 1999, the company borrowed $250,000 from Mr. Dearholt. The borrowing was effectuated in the form of a $250,000, one-year promissory note payable by the Company to Mr. Dearholt. As part of this transaction, the Company entered into a Note Purchase and Warrant Agreement and a Stock Issuance Agreement. Mr. Dearholt received a warrant to purchase 50,000 shares of Common Stock at an exercise price of $1.248 per share. The exercise price of the warrants equaled 80% of the average market price of the Company's common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 12, 2000, the Company and Mr. Dearholt extended the due date of the note to February 12, 2001, and in connection with this extension, the Company issued to Mr. Dearholt warrants to purchase 62,500 shares of Common Stock at an exercise price of $0.77 per share, which equaled 80% of the average market price of the Common Stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance. Under the Stock Issuance Agreement, if the Company fails to pay the $250,000 under the note when due, it must issue 50,000 shares of Common Stock to Mr. Dearholt. This issuance will not, however, alleviate the Company's liability under the note. The Company also granted Mr. Dearholt securities registration rights for any common stock he receives from the Company under these warrants or the Stock Issuance Agreement.

     On March 25, 1997, 1998 and 1999, the Company extended a $1 million, one-year promissory note payable by the Company to Mr. Dearholt for a previous loan Mr. Dearholt made to it. The promissory note is now payable in full on March 25, 2000 and bears interest at 12% annually, payable monthly. The Company used $0.2 million of the note proceeds to provide working capital needed to fund the initial stages of its U.S. marketing campaign and $0.8 million of the note proceeds to fund operating losses. The borrowing transactions were effected in the form of a promissory note from the Company to Mr. Dearholt and related Note Purchase and Warrant Agreements and a Stock Issuance Agreement. Under the 1997, 1998 and 1999 Note Purchase and Warrant Agreements, the Company issued to Mr. Dearholt warrants to purchase 200,000 shares of Common Stock in 1997 at an exercise price of $1.848 per share, 200,000 shares of Common Stock in 1998 at an exercise price of $2.25 per share and 200,000 shares of Common Stock in 1999 at an exercise price of $1.16 per share. In each case, the exercise price of the warrants equaled 80% of the market price of the Common Stock on the date of issuance. The warrants expire upon the earlier of their exercise or on March 25, 2005 for the warrants issued in 1997, March 25, 2007 for the warrants issued in 1998 and March 25, 2009 for the warrants issued in 1999. Under the Stock
Issuance Agreement, if the Company fails to pay the $1 million under the note when due, it must issue 200,000 shares of Common Stock to Mr. Dearholt. This issuance will not, however, alleviate the Company's liability under the note. The Company also granted Mr. Dearholt securities registration rights for any Common Stock he receives from the Company under these warrants or the Stock Issuance Agreement. In consideration of Mr. Dearholt's agreement to extend the note's due date to March 25, 2000, the Company extended the expiration date of warrants held by Mr. Dearholt to purchase 200,000 shares of Common Stock which from March 25, 2001 to March 25, 2002.

     On September 24, 1999, the Company completed a private placement of 666,671 shares of Common Stock to various investors at a purchase price of $0.75 per share, representing a discount of 12% from the closing price of a share of Common Stock on the Over the Counter Bulletin Board on that date. Stephen M. Dearholt, one of the Company's directors, purchased 266,667 shares for $200,000 in this private placement. The terms of Mr. Dearholt's purchase were identical to the terms offered to the other, unrelated investors. As part of this private placement, the Company granted all of the investors, including Mr. Dearholt, registration rights which require that the Company register the investors' resale of these shares.

     It has been and currently is the Company's policy that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to it than could be obtained from unaffiliated parties. The Company intends that any future transactions between it and its officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

                             INDEPENDENT ACCOUNTANTS

     For the fiscal year ending September 30, 1999, McGladrey & Pullen, LLP served as the Company's independent auditors.

                        PROPOSALS FOR 2001 ANNUAL MEETING

     Any shareholder who desires to submit a proposal for inclusion in the Company's 2001 Proxy Statement should submit the proposal in writing to Mr. O.B. Parrish, Chief Executive Officer, The Female Health Company, 875 North Michigan Avenue, Suite 3660, Chicago, Illinois, 60611. The Company must receive a proposal by December 1, 2000 in order to consider it for inclusion in the Company's 2001 Proxy Statement. Any shareholder who intends to present a proposal at the 2001 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than February 9, 2001.

                                  ANNUAL REPORT

     Copies  of  the  Company's  Annual  Report  on Form 10-K for the year ended
September 30, 1999 accompany this Proxy Statement. Additional copies of the Annual Report on Form 10-K for the year ended September 30, 1999 will be provided without charge on written request of any shareholder whose proxy is being solicited by the Board of Directors. The written request should be directed to: Corporate Secretary, The Female Health Company, 875 North Michigan Avenue, Suite 3660, Chicago, Illinois 60611.

                            EXPENSES OF SOLICITATION

     The cost of this solicitation of proxies will be paid by the Company. It is anticipated that the proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by the Company's regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing. The Company has retained Georgeson Shareholder Communications Inc. to coordinate the solicitation of proxies through brokerage houses and other custodians, nominees, fiduciaries and other shareholders for a fee of $9,000 for Georgeson's basic services, plus additional fees for telephone solicitation and tabulation services and the reimbursement of out-of-pocket expenses.


                              By  Order  of  the  Board  of  Directors,



                              William  R.  Gargiulo,  Jr.,  Secretary


Chicago,  Illinois
March  31,  2000

                                      PROXY
                            THE FEMALE HEALTH COMPANY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints O.B. Parrish and William R. Gargiulo, Jr., or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of The Female Health Company to be held on May 5, 2000 at 2:00 p.m., local time, at the Westin Hotel, Consort Room, 16th Floor, 909 North Michigan Avenue, Chicago, Illinois 60611, and at any adjournment thereof, there to vote all shares of Common Stock and Class A Convertible Preferred Stock-Series 1 which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

     Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO APPROVE AND ADOPT THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION, TO ELECT THE NOMINATED DIRECTORS AND TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE COMPANY'S AUDITORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.


              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

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                                   THE FEMALE HEALTH COMPANY ANNUAL MEETING OF SHAREHOLDERS

1.   To approve and adopt the amendment to the Company's  Amended  and  Restated     [ ]   FOR       [ ]   AGAINST    [ ]  ABSTAIN
     Articles of Incorporation to increase the total number of authorized shares of the Company's common stock from 22,000,000 to 27,000,000 shares.

2.   ELECTION OF  DIRECTORS:                                                                     [ ] FOR all        [ ] WITHHOLD
     (terms expiring at the 2001       1-O.B. PARRISH 2-MARY ANN LEEPER, PH.D. 3-WILLIAM R.      nominees listed    AUTHORITY to
     Annual  Meeting)                 GARGIULO, JR. 4-STEPHEN M. DEARHOLT 5-DAVID R. BETHUNE     to the left        vote for all
                                              6-MICHAEL R. WALTON 7-JAMES R. KERBER              (except as         nominees listed
                                                                                                 specified below).  to the left.

(Instructions: To withhold authority to vote for any  indicated  nominee,                        ----------------------------------
write  the  number(s)  in  the  box  provided  to  the  right.)                                  |                               |
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3.   To ratify the appointment of McGladrey  &  Pullen,  LLP  as  the  Company's     [ ]   FOR       [ ]   AGAINST    [ ]  ABSTAIN
     auditors  for  the  fiscal  year  ending  September  30,  2000.

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                               Date                                                    NO. OF SHARES
                                                    ------------------------------------

CHECK APPROPRIATE BOX
Indicate  changes  below:                                                             ---------------------------------------------
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Address Change?  [ ]               Name Change?  [ ]                                  |                                          |
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                                                                                      Signature(s) in Box
                                                                                      If signing as attorney,  executor,
                                                                                      administrator,  trustee  or
                                                                                      guardian,  please  add  your  full
                                                                                      title as such. If such shares  are
                                                                                      held by two or more  persons,  all
                                                                                      holders must sign the Proxy.
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